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                           REEBOK INTERNATIONAL LTD.
                (Amounts in Thousands, Except Per Share Data)


Exhibit 11  -  Statement RE:  Computation of Per Share Earnings


                                           Three Months Ended      Six Months Ended
                                                June 30,             June 30,
                                           __________________      ________________

                                            1995         1994      1995        1994
                                            ____         ____      ____        ____
Primary
________________________________

Average shares outstanding                 79,464       82,626    80,061     82,957

Net effect of dilutive stock options        1,618        1,781     1,564      1,906
                                          _______      _______   _______    _______

Total                                      81,082       84,407    81,625     84,863

                                          =======      =======   =======    =======

Net income                                $21,404      $51,008   $87,321   $116,797

                                          =======      =======   =======    =======

Per share amount                          $  0.26      $  0.60   $  1.07   $   1.38

                                          =======      =======   =======    =======

Fully Diluted
________________________________

Average shares outstanding                 79,464       82,626    80,061     82,957

Net effect of dilutive stock options        1,618        1,781     1,564      1,968
                                          _______      _______   _______    _______

Total                                      81,082       84,407    81,625     84,925

                                          =======      =======   =======    =======

Net income                                $21,404      $51,008   $87,321   $116,797

                                          =======      =======   =======    =======

Per share amount                          $  0.26      $  0.60   $  1.07   $   1.38

                                          =======      =======   =======    =======

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